UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 30, 2008, Sepracor Inc. (the “Company”) and one of its wholly-owned subsidiaries entered into a Share Purchase Agreement (the “Purchase Agreement”) with Cobalt Pharmaceuticals Inc., a corporation incorporated under the laws of the Province of Ontario (“Cobalt”), Melville Holdings Limited, a corporation incorporated under the laws of Malta (“Melville” and collectively with Cobalt, the “Sellers”), Oryx Pharmaceuticals, Inc., a corporation incorporated under the laws of the Province of Ontario (“Oryx”), and Arrow Group A.p.S., a corporation incorporated under the laws of Denmark, pursuant to which the Company, through its wholly-owned subsidiary, will purchase all of the issued and outstanding capital stock of Oryx from the Sellers and Oryx will become an indirect wholly-owned subsidiary of the Company.

Under the terms of the Purchase Agreement, the Sellers will receive an upfront payment of $50 million, subject to a post-closing working capital adjustment.  The Sellers are also entitled to receive milestone payments of up to an aggregate of $20 million upon the accomplishment of various regulatory milestones.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The Purchase Agreement also contains provisions for indemnification, subject to customary baskets and caps, and restricts the Sellers and certain of their affiliates from engaging in certain competitive activities, such as the manufacture, marketing, promotion, sale, or distribution of certain products in Canada.

In connection with the Sellers’ indemnification obligations under the Purchase Agreement, at closing, the Sellers will place a two-year $7,500,000 irrevocable letter of credit in escrow.  On or after the first anniversary of the closing date, the Sellers may reduce the face amount of the letter of credit to the greater of the aggregate amount of any indemnification claims outstanding or $3,750,000.

The transaction is expected to close on or about June 1, 2008, subject to customary closing conditions. Each party’s obligation to consummate the transactions contemplated by the Purchase Agreement is subject to the conditions that there be no order, judgment, injunction, decree, award or writ of any governmental authority or other person having jurisdiction that prohibits or restricts the closing of the transaction, that all required consents and approvals have been obtained, and that other standard conditions to each party’s obligation to close have been met.  The Purchase Agreement is also subject to customary termination provisions.

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to future milestone payments and the expected closing date of the Company’s acquisition of Oryx.  Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are Oryx’s ability to achieve certain regulatory milestones, the significant delays or the inability of either party to satisfy the conditions to closing under the Purchase Agreement; and certain other factors that may affect future results.  Certain of these factors are detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

In addition, the statements in this Report on Form 8-K represent the Company’s expectations and beliefs as of the date of this Report. Subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, unless required by applicable law, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: May 1, 2008	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and
Corporate Secretary